UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 22, 2008
AMES TRUE TEMPER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118086	22-2335400
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
465 Railroad Avenue, Camp Hill,
Pennsylvania 17011
(Address of Principal Executive
Offices, including Zip Code)
(717) 737-1500
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 22, 2008, Ames True Temper, Inc. (the “Company”) announced that Richard C. Dell would retire from his position as the President and Chief Executive Officer of the Company, effective September 27, 2008. Mr. Dell will remain as a member of the Board of Directors of the Company’s parent company.
On September 22, 2008, the Company announced that Duane R. Greenly, 58, has been appointed to the position of President and Chief Executive Officer of the Company, effective September 27, 2008. Prior to this appointment, Mr. Greenly served as President, Ames True Temper-U.S. since October 2007. Mr. Greenly served as the Company’s Chief Operating Officer from 2002 until October 2007. From 1998 through 2001, Mr. Greenly was President and CEO of Barry Controls, which served the retail, industrial, and OEM markets. From 1996 through 1998, he was President of Morgan Doors. Mr. Greenly held numerous positions over a period of 16 years with Newell Rubbermaid, including Business Manager – Window Hardware as well as engineering, product development, and operational roles with BF Goodrich and Milliken Textiles.
Mr. Greenly is a party to an employment agreement with the Company, the material terms of which are described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 and are incorporated herein by reference. Other than as disclosed in this Item 5.02, there have been no transactions between Mr. Greenly or any member of his family and the Company since the beginning of the Company’s last fiscal year. Additionally, there are no family relationships between Mr. Greenly and any director or executive officer of the Company.
On September 22, 2008, the Company issued a press release relating to the retirement of Mr. Dell and the appointment of Mr. Greenly as President and Chief Executive Officer of the Company, a copy of which is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished herewith:
99.1 Press Release issued on September 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES TRUE TEMPER, INC. (Registrant)
Date: September 22, 2008	By:	/s/ Duane R. Greenly
Duane R. Greenly
President, Ames True Temper — U.S.